EXHIBIT 99

NASDAQ SYMBOL: EFAX

For Immediate Release
---------------------

Contact:     Allen K. Jones
             Vice President and Chief Financial Officer
             650-688-6809



                  JETFAX REPORTS FOURTH QUARTER RESULTS


MENLO PARK, Calif. - February 8, 1999 - eFax.com, Inc. (NASDAQ: EFAX) [formerly JetFax, Inc. (NASDAQ: JTFX)], a leader in digital messaging technology, announced financial results for the fourth quarter ended December 31, 1998. Revenues for the quarter were $7.1 million, an increase of 24 percent from the $5.7 million reported for the quarter ended December 31, 1997. The company reported a fourth quarter net loss of $365,000 or $0.03 per share compared to a net loss of $2.4 million or $0.20 per share in the year ago quarter. Included in the fourth quarter loss was approximately $350,000 of additional inventory reserves.

The company name has officially changed today from JetFax, Inc. to eFax.com, Inc. and the trading symbol on NASDAQ will convert from JTFX to EFAX at the end of trading today. The name change is being done in conjunction with today's launch of the new eFax.com service, which can be viewed at www.efax.com on the Internet. eFax is a free fax-to-email Web service that combines the ease of fax with the popularity of email.

Revenues for the year ended December 31, 1998 were $30.2 million, a 31 percent increase over the $23.0 million for the prior year. The Company reported a net loss of $1.5 million or $0.13 per share for the year ended December 31, 1998 compared to a net loss of $6.2 million or $0.61 per diluted share for the prior year.

JetFax branded product revenue of $5.3 million rose 32 percent in the fourth quarter from $4.0 million in the year ago quarter, while full year 1998 product revenue of $23.4 million increased 44 percent from $16.3 million in 1997. Development and licensing revenues of $1.8 million in the fourth quarter increased 5 percent from $1.7 million in the year ago quarter and rose to $6.8 million for the full year 1998, an increase of 2 percent from $6.7 million in 1997.

Product gross margin was 30.3 percent for the fourth quarter of 1998 compared with 21.6 percent for the year ago quarter and rose to 31.6 percent for 1998 compared with 27.0 percent for 1997. Fourth quarter operating expenses of $3.7 million decreased 23 percent from $4.8 million for the year ago quarter, which included costs related to the acquisition of DocuMagix.

"The year end review of inventory led to additional reserves on the order of $350,000, with approximately half related to reduced demand for JetFax MFPs and half related to previously inventoried marketing materials," stated Allen Jones, CFO. "These charges to Cost of Product Revenues and Selling and Marketing, respectively, accounted for the bulk of the quarter's loss. Absent the charge for marketing materials, operating income was essentially flat, even with the inclusion of certain startup expenses for the efax.com service."

"The change in the Company's name and the launch of the new eFax.com service represent a refocus of our technological resources from the historical fax and multifunction product (MFP) applications to take advantage of the communication potential of the Internet," stated Rudy Prince, CEO. "While we expect to continue as an important innovator and player in the MFP segment, the expansion of our business into Internet communications provides substantial growth opportunities."

Further information regarding the company name change and the eFax.com service can be found on related press releases also issued today.


``Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the following: the uncertain performance, user adoption, and financial results from products integrating fax technology with the Internet; operating difficulties in successfully combining the businesses of the Company and DocuMagix; the size and timing of and fluctuations in end user demand for the Company's branded products and OEM products incorporating the Company's technology; the fact that the Company's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements, and the Company's ability to respond to such changes; difficulties which the Company may experience in completing the development of turnkey designs for OEM customers, its color technology or other products; the fact that the multifunction and color markets targeted by the Company are at an early stage of development; the highly competitive nature of the markets for the Company's products; the phase-out or early termination of the Company's branded products or OEM products incorporating the Company's technology; the Company's ability to attract and retain skilled personnel; the Company's reliance on third party suppliers for components used in the Company's products; the quarterly variability in the Company's bookings and design wins; and the Company's reliance on a relatively small number of OEM customers for a large percentage of its revenue. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, Form S-8, Form 10-Q, and Form S-1.


                           JetFax, Inc.
             Condensed Consolidated Balance Sheets
                          (in thousands)

                                              December 31,    December 31,
                                                  1998            1997
                                              ------------    ------------
ASSETS
Current assets:
Cash and cash equivalents                     $      1,305    $      4,200
Short term investments                               2,808           3,024
Accounts receivable, net                             4,402           4,820
Inventories                                          4,519           4,029
Prepaid expenses                                       247             277
                                              ------------    ------------
  Total current assets                              13,281          16,350
Property, net                                        1,339           1,160
Other assets                                         1,595           1,346
                                              ------------    ------------
   Total assets                               $     16,215    $     18,856
                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                              $        777    $      1,672
Accrued liabilities                                  1,576           1,864
                                              ------------    ------------
  Total current liabilities                          2,353           3,536

Deferred Revenue                                        25              49

Stockholders' equity:
Common stock                                           119             117
Additional paid-in capital                          42,946          42,881
Accumulated deficit                                (29,228)        (27,727)
                                              ------------    ------------
  Total stockholders' equity                        13,837          15,271
                                              ------------    ------------
  Total liabilities and stockholders' equity  $     16,215    $     18,856
                                              ============    ============

For presentation purposes, the periods ended January 2, 1999 and January 3, 1998 are referred to above as ending on December 31, 1998 and 1997, respectively.


                                 JetFax, Inc.
               Condensed Consolidated Statements of Operations
                                 (Unaudited)
                   (in thousands, except per share amounts)

                                 Three Months Ended    Twelve Months Ended
                                    December 31,           December 31,
                                   1998      1997        1998       1997
                                 --------  --------    --------   --------
Revenues:
  Product                        $  5,293  $  4,012    $ 23,385   $ 16,281
  Development fees                    483       428       1,779      2,246
  Software & technology
    license fees                    1,288     1,256       5,069      4,493
                                 --------  --------    --------   --------
Total revenues                      7,064     5,696      30,233     23,020

Costs and  expenses:
  Cost of product revenues          3,691     3,146      16,005     11,886
  Cost of software and license
    revenues                          110       207         710        770
  Research and development          1,389     1,699       5,445      5,355
  Selling and marketing             1,607     1,689       7,267      6,046
  General and administrative          708       967       2,592      3,031
  Crandell Acquisition Expense          -         -           -      1,681
  Documagix acquisition expense         -       425           -        425
                                 --------  --------    --------   --------
Total costs and expenses            7,505     8,133      32,019     29,194
                                 --------  --------    --------   --------

Income (loss) from operations        (441)   (2,437)     (1,786)    (6,174)

Other income (expense), net            97        91         365        111
                                 --------  --------    --------   --------

Income (loss) before income taxes    (344)   (2,346)     (1,421)    (6,063)

Provision for income taxes             21        18          80         96
                                 --------  --------    --------   --------

Net income (loss)                $   (365) $ (2,364)   $ (1,501)  $ (6,159)
                                 ========  ========    ========   ========

Net income (loss) per share:
    Basic                        $  (0.03) $  (0.20)   $  (0.13)  $  (0.61)
                                 ========  ========    ========   ========
    Diluted                      $  (0.03) $  (0.20)   $  (0.13)  $  (0.61)
                                 ========  ========    ========   ========

Shares used in computation:
    Basic                          11,834    11,649      11,784     10,170
    Diluted                        11,834    11,649      11,784     10,170


For presentation purposes, the periods ended January 2, 1999 and January 3, 1998 are referred to above as ending on December 31, 1998 and 1997, respectively.

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